SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------
                       POST EFFECTIVE AMENDMENT NUMBER TWO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                           GATEWAY DISTRIBUTORS, LTD.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                                         65-0683539
         -------                                   ------------------
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)




            3095 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120
            --------------------------------------------------------
                    (Address of principal executive offices)

                              Consulting Agreement
                              --------------------
                            (Full title of the plan)



             Richard A. Bailey, 3095 East Patrick Lane, Suite 1, Las
                Vegas, Nevada 89120 (Name, address, including zip
                           code, of agent for service)

   Telephone number, including area code, of agent for service: (702) 938-9316

Item 9.  Undertakings.

         Pursuant to the undertakings set forth in paragraph (a) (3) of Item 9 of the Registration Statement on Form S-8, as amended, file number 333-87198 (The "Form S-8"), filed May 2, 2002, Gateway Distributors, Ltd. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under The Consulting Agreement of Gateway Distributors, Ltd. as of the date specified herein below.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number Two to the amended S-8 Registration Statement File Number 333-87198, filed May 2, 2002 to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on June 24, 2002.

    Gateway Distributors Ltd


    By: /s/ Richard A. Bailey
       -------------------------------------------
         Richard A. Bailey, as President
         and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                    Date


 /s/ Richard A. Bailey            Director                 June 24, 2002
------------------------------
Richard A. Bailey.


 /s/ Florian R. Ternes            Director                 June 24, 2002
--------------------------------
Florian R. Ternes